Consolidated Balance Sheets
Crestar Financial Corporation And Subsidiaries
Dollars in thousands
                                                                                     September                 December 31,
Assets                                                                          1994             1993               1993
Cash and due from banks                                                    $   690,992      $   596,907        $   716,652
Securities held to maturity (note 2)                                           944,626        1,964,061          1,824,617
Securities available for sale (note 3)                                       1,866,204        1,671,773          1,697,000
Money market investments (note 4)                                            1,327,457          687,389            650,633
Mortgage loans held for sale                                                   334,281          434,743            591,233
Loans - net of unearned income (note 5):
  Commercial                                                                 2,708,714        2,426,268          2,608,069
  Tax-exempt                                                                   207,799          251,312            230,852
  Instalment                                                                 1,763,961        1,520,988          1,532,936
  Bank card                                                                  1,224,093          777,480            976,200
  Real estate                                                                2,520,345        1,845,299          1,713,876
  Construction                                                                 221,646          230,695            224,460
  Foreign                                                                        1,313              232                729
    Loans - net of unearned income of $1,465 and $3,610 at
      September 30, 1994 and 1993, respectively, and $2,988
      at December 31, 1993                                                   8,647,871        7,052,274          7,287,122
  Less: Allowance for loan losses (note 6)                                    (225,890)        (212,982)          (210,958)
    Loans - net                                                              8,421,981        6,839,292          7,076,164
Premises and equipment - net                                                   320,829          299,568            302,704
Customers' liability on acceptances                                              4,866           14,766             11,578
Intangible assets - net (note 7)                                               126,217          103,261             96,152
Foreclosed properties - net (notes 5 and 8)                                     23,644           34,699             16,951
Other assets                                                                   389,260          340,643            303,263
    Total Assets                                                           $14,450,357      $12,987,102        $13,286,947
Liabilities
Demand deposits                                                            $ 2,116,154      $ 2,062,467        $ 2,234,536
Interest checking deposits                                                   1,865,839        1,662,185          1,791,100
Money market deposit accounts                                                2,367,640        2,256,712          2,214,537
Regular savings deposits                                                     1,460,391        1,201,739          1,241,592
Money market certificates                                                      620,819          561,186            538,869
Other domestic time deposits                                                 2,487,926        2,145,945          2,097,448
Certificates of deposit $100,000 and over                                       67,352           43,666             45,914
Deposits in foreign offices                                                          -            1,782              1,782
  Total deposits                                                            10,986,121        9,935,682         10,165,778
Short-term borrowings (note 9)                                               1,905,049        1,506,682          1,616,743
Liability on acceptances                                                         4,866           14,766             11,578
Other liabilities                                                              218,998          244,498            239,215
Long-term debt (note 10)                                                       218,564          190,559            191,156
    Total Liabilities                                                       13,333,598       11,892,187         12,224,470
Shareholders' Equity
Preferred stock. Authorized 2,000,000 shares;
  issued and outstanding:
    Adjustable Rate Cumulative Series B, $50 stated value;
    900,000 shares at September 30, 1993                                             -           45,000                  -
Common stock, $5 par value. Authorized 100,000,000 shares;
  outstanding 37,597,723 and 37,763,565 at September 30, 1994 and 1993, respectively, and 37,515,671 shares at
  December 31, 1993                                                            187,989          188,818            187,578
Capital surplus                                                                276,424          244,978            248,896
Retained earnings                                                              683,133          616,119            626,003
Net unrealized loss on securities available for sale (note 15)                 (30,787)               -                  -
    Total Shareholders' Equity                                               1,116,759        1,094,915          1,062,477
    Total Liabilities And Shareholders' Equity                             $14,450,357      $12,987,102        $13,286,947

See accompanying notes to consolidated financial statements.

Consolidated Statements Of Income
Crestar Financial Corporation And Subsidiaries

In thousands, except per share data                                 Three Months Ended Sept. 30,   Nine Months Ended Sept. 30,
                                                                          1994            1993           1994            1993
Income From Earning Assets
Interest and fees on loans                                            $180,842        $146,760       $504,830        $426,925
Interest and dividends on taxable securities
  held to maturity                                                      11,937          31,426         35,924          88,433
Interest on tax-exempt securities held to maturity                       1,105           1,643          3,730           5,363
Interest and dividends on securities available for sale                 31,352          22,299        102,470          62,807
Income on money market investments                                       9,047           4,436         19,854          19,775
Interest on mortgage loans held for sale                                 5,197           6,555         18,074          16,869
  Total income from earning assets                                     239,480         213,119        684,882         620,172
Interest Expense
Interest checking deposits                                              10,544           9,628         30,690          28,434
Money market deposit accounts                                           17,966          14,631         47,337          44,585
Regular savings deposits                                                10,177           8,299         27,891          22,950
Money market certificates                                                5,265           4,262         15,060          13,797
Other domestic time deposits                                            27,836          24,667         80,651          73,383
Certificates of deposit $100,000 and over                                  733             476          1,780           1,528
Deposits in foreign offices                                                  -              13             11              48
  Total interest on deposits                                            72,521          61,976        203,420         184,725
Short-term borrowings                                                   13,197          11,011         33,190          32,900
Long-term debt                                                           4,484           4,486         13,399          13,494
  Total interest expense                                                90,202          77,473        250,009         231,119
Net Interest Income                                                    149,278         135,646        434,873         389,053
Provision for loan losses (note 6)                                       8,100          13,769         26,982          35,275
Net Credit Income                                                      141,178         121,877        407,891         353,778
Noninterest Income
Trust and investment advisory income                                    13,244          14,172         42,688          43,439
Service charges on deposit accounts                                     20,640          20,062         62,535          59,802
Bank card-related income                                                10,321           7,140         27,296          19,329
Other income                                                            21,172          20,365         66,223          59,792
Securities gains (losses)                                                   12            (385)        (1,755)          2,237
  Total noninterest income                                              65,389          61,354        196,987         184,599
Net Credit And Noninterest Income                                      206,567         183,231        604,878         538,377
Noninterest Expense
Personnel costs                                                         77,631          66,397        228,420         193,878
Occupancy expense - net                                                 11,098          10,124         31,953          28,511
Equipment expense                                                        6,370           6,232         18,367          18,428
Other expense                                                           45,005          46,395        136,107         151,962
  Total noninterest expense                                            140,104         129,148        414,847         392,779
Income Before Income Taxes                                              66,463          54,083        190,031         145,598
Income tax expense (note 11)                                            22,859          16,930         63,337          43,841
Net Income                                                              43,604          37,153        126,694         101,757
Preferred dividend requirements                                              -             618              -           1,856
Income Applicable To Common Shares                                    $ 43,604        $ 36,535       $126,694        $ 99,901
Earnings Per Share (note 12):
Primary                                                               $   1.15        $    .96       $   3.34        $   2.67
Fully diluted                                                             1.15             .96           3.34            2.67

See accompanying notes to consolidated financial statements.

Consolidated Statements Of Cash Flows
Crestar Financial Corporation And Subsidiaries

In thousands                                                                                           Nine Months Ended Sept. 30,
                                                                                                             1994            1993
Operating                      Net Income                                                              $  126,694       $ 101,757
Activities                     Adjustments to reconcile net income to net cash provided (used)
                                 by operating activities:
                                   Provisions for loan losses, foreclosed properties and
                                     other losses                                                          27,185          43,541
                                   Depreciation and amortization of premises and equipment                 24,541          23,734
                                   Securities losses (gains)                                                1,755          (2,237)
                                   Amortization of intangible assets                                       11,320          14,716
                                   Deferred income tax expense                                                664           2,712
                                   Loss (gain) on foreclosed properties                                      (856)         10,887
                                   Gain on sale of mortgage servicing rights                              (14,132)         (2,300)
                                   Net decrease (increase) in trading account                               7,538        (209,454)
                                   Net decrease (increase) in loans held for sale                         272,093         (67,508)
                                   Net decrease (increase) in accrued interest receivable,
                                     prepaid expenses and other assets                                     24,205         (36,227)
                                   Net increase (decrease) in accrued interest payable, accrued
                                     expenses and other liabilities                                       (53,152)         28,909
                                   Other, net                                                               9,238          (2,414)
                                   Net cash provided (used) by operating activities                       437,093         (93,884)
Investing                      Proceeds from maturities and calls of securities held to maturity          204,142         516,205
Activities                     Proceeds from maturities and calls of securities available for sale        385,096          52,294
                               Proceeds from sales of securities available for sale                     1,511,787         386,290
                               Purchases of securities held to maturity                                  (562,311)       (804,704)
                               Purchases of securities available for sale                                (496,360)       (528,498)
                               Net decrease (increase) in money market investments                       (642,632)        710,347
                               Principal collected on non-bank subsidiary loans                             8,942          17,885
                               Loans originated by non-bank subsidiaries                                 (192,910)        (71,436)
                               Net decrease in other loans                                                  2,998         173,579
                               Purchases of premises and equipment                                        (28,115)        (25,518)
                               Proceeds from sales of foreclosed properties                                30,623          53,029
                               Proceeds from sales of mortgage servicing rights                            24,168           3,175
                               Aquisitions of net assets of financial institutions                         23,703          26,419
                               Other, net                                                                  (7,856)         (6,844)
                                   Net cash provided by investing activities                              261,275         502,223
Financing                      Net increase (decrease) in demand, interest checking,
Activities                       money market and regular savings deposits                               (269,558)         80,232
                               Net increase (decrease) in short-term borrowings                            82,098        (143,834)
                               Net decrease in certificates of deposit                                   (477,635)       (405,994)
                               Proceeds from issuance of long-term debt                                       158               -
                               Principal payments on long-term debt                                        (5,606)        (70,695)
                               Cash dividends paid                                                        (42,496)        (31,643)
                               Common stock purchased and retired                                         (29,571)         (4,346)
                               Proceeds from the issuance of common stock                                  18,582          10,265
                                   Net cash used by financing activities                                 (724,028)       (566,015)
Cash and                       Decrease in cash and cash equivalents                                      (25,660)       (157,676)
Cash                           Cash and cash equivalents at beginning of year                             716,652         754,583
Equivalents                    Cash and cash equivalents at end of quarter                             $  690,992       $ 596,907

Cash and cash equivalents consist of cash and due from banks. See accompanying notes to consolidated financial statements.

Consolidated Statements Of Changes In Shareholders' Equity
Crestar Financial Corporation And Subsidiaries

Dollars in thousands                                                    Shareholders' Equity         Shares of Common Stock
                                                                          1994            1993           1994            1993
Balance, July 1                                                     $1,104,684      $1,066,225     37,717,023      37,720,229
Net Income                                                              43,604          37,153              -               -
Cash dividends declared on:
  Preferred stock, Series B                                                  -            (618)             -               -
  Common stock                                                         (15,092)        (10,560)             -               -
Change in valuation allowance for marketable
  equity securities                                                          -             639              -               -
Change in net unrealized loss on securities
  available for sale (note 15)                                          (9,956)              -              -               -
Value of stock options issued for acquisition of
  financial institution                                                      -             694              -               -
Common stock purchased and retired                                     (10,213)         (1,267)      (214,700)        (30,000)
Common stock issued:
  For dividend reinvestment plan                                         2,862           2,159         62,561          51,967
  Upon exercise of stock options (including tax
    benefit of $154 in 1994 and $83 in 1993)                               870             490         32,839          21,369
Balance, September 30                                               $1,116,759      $1,094,915     37,597,723      37,763,565
Balance, January 1                                                  $1,062,477      $  958,905     37,515,671      36,156,605
Net Income                                                             126,694         101,757              -               -
Cash dividends declared on:
  Preferred stock, Series B                                                  -          (1,856)             -               -
  Common stock                                                         (42,496)        (29,786)             -               -
Change in valuation allowance for marketable
  equity securities                                                          -           4,767              -               -
Cumulative effect of change in accounting
  for securities available for sale (note 15)                           32,209               -              -               -
Change in net unrealized gain on securities
  available for sale (note 15)                                         (62,996)              -              -               -
Value of stock options issued for acquisition of
  financial institution                                                      -             694              -               -
Common stock purchased and retired                                     (30,490)         (4,346)      (684,400)       (115,000)
Common stock issued:
  For acquisition of financial institutions                             12,588          54,513        264,208       1,411,343
  Upon conversion of debentures                                            113               2         12,210             216
  For dividend reinvestment plan                                         8,279           6,384        185,928         165,786
  For directors' stock compensation plan                                    78               -          1,859               -
  For thrift and profit sharing plan                                     4,993               -        115,770               -
  Upon exercise of stock options (including tax
    benefit of $1,022 in 1994 and $825 in 1993)                          5,310           3,881        186,477         144,615
Balance, September 30                                               $1,116,759      $1,094,915     37,597,723      37,763,565

See accompanying notes to consolidated financial statements.

Notes To Consolidated Financial Statements
Crestar Financial Corporation And Subsidiaries

(1)  General
The consolidated financial statements conform to generally accepted accounting principles and to general practices within the banking industry. The accompanying interim statements are unaudited; however, in the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements, including adjustments related to completed acquisitions, have been included. All adjustments are of a normal nature. Certain reclassifications have been made to the prior years' consolidated financial statements to conform to the 1994 presentation. The notes included herein should be read in conjunction with the notes to consolidated financial statements included in the Corporation's 1993 Annual Report and Form 10-K and in the Corporation's 1994 First Quarter and Second Quarter Form 10-Qs.

On September 16, 1994, Crestar acquired from the Resolution Trust Corporation
(RTC) approximately $17 million in deposits related to two branches of Second National Federal Savings Association, Salisbury, Maryland, located in Fairfax and Woodbridge, Virginia. In connection with this acquisition, Crestar paid a $112 thousand premium to the RTC.


(2)  Securities Held To Maturity
The amortized cost (carrying values) and approximate market values of securities held to maturity at September 30 follow:

In thousands
                                                                 1994                           1993
                                                      Amortized          Market      Amortized          Market
                                                           Cost           Value           Cost           Value
U.S. Treasury and Federal agencies                     $ 10,360        $ 10,146     $   79,309      $   79,577
Mortgage-backed obligations of Federal agencies         645,333         624,798      1,611,234       1,639,586
Other taxable securities                                219,877         211,581        159,359         160,728
States and political subdivisions                        69,056          69,276         90,465          93,749
Common and preferred stocks                                   -               -         23,694          23,694
Total securities held to maturity                      $944,626        $915,801     $1,964,061      $1,997,334

(3)  Securities Available For Sale
The amortized cost and approximate market values of securities available for sale at September 30 follow:

In thousands                                                                    1994                            1993
                                                                     Amortized          Market      Amortized          Market
                                                                          Cost           Value           Cost           Value
U.S. Treasury and Federal agencies                                  $  999,647      $  978,776     $1,455,276      $1,497,804
Mortgage-backed obligations of Federal agencies                        704,834         680,160         36,453          36,486
Other mortgage-backed obligations                                      152,666         149,834        180,044         181,248
Other taxable securities                                                 5,622           5,598              -               -
Common and preferred stocks                                             51,677          51,836              -               -
  Total securities available for sale                               $1,914,446      $1,866,204     $1,671,773      $1,715,538

At September 30, 1994, gross unrealized gains were $3.9 million and gross unrealized losses were $52.1 million for securities available for sale. The majority of U.S. Treasury and Federal agency securities mature within one to five years. The majority of mortgage-backed obligations have a stated maturity of over ten years. See note 15 for a discussion of accounting changes applicable to these securities.

(4)  Money Market Investments
Money market investments at September 30 included:

In thousands                                                              1994            1993
Trading account securities                                          $      257        $229,348
Federal funds sold                                                     738,580         148,900
Securities purchased under agreements to resell                        586,000          50,000
Domestic time deposits                                                     138          50,228
U.S. Treasury and other                                                  2,482         208,913
  Total money market investments                                    $1,327,457        $687,389

(5)  Nonperforming Assets
Nonperforming assets at September 30 were:

In thousands                                                              1994            1993
Nonaccrual loans                                                       $62,934        $100,035
Restructured loans                                                           -              34
  Total nonperforming loans                                             62,934         100,069
Foreclosed properties - net                                             23,644          34,699
  Total nonperforming assets                                           $86,578        $134,768

Non-cash additions to foreclosed properties were $9.7 million and $12.9 million in the first nine months of 1994 and 1993, respectively.


(6)  Allowance For Loan Losses
Transactions in the allowance for loan losses for the three months and nine months ended September 30 were:

In thousands                                                                 Three Months                   Nine Months
                                                                          1994            1993           1994            1993
Beginning balance                                                     $226,666        $212,981       $210,958        $205,017
Charge-offs                                                            (14,438)        (20,357)       (49,127)        (64,244)
Recoveries                                                               5,583           6,589         21,390          14,934
  Net charge-offs                                                       (8,855)        (13,768)       (27,737)        (49,310)
Provision for loan losses                                                8,100          13,769         26,982          35,275
Allowance from acquisitions - net                                          (21)              -         15,687          22,000
  Net increase (decrease)                                                 (776)              1         14,932           7,965
Ending balance                                                        $225,890        $212,982       $225,890        $212,982

(7)  Intangible Assets
Intangible assets at September 30 included:

In thousands                                              1994            1993
Goodwill and deposit base intangibles                 $107,466        $ 75,498
Mortgage servicing rights                               18,156          24,803
Favorable lease rights                                     595           2,960
  Total intangible assets                             $126,217        $103,261


(8)  Allowance For Foreclosed Properties
Transactions in the allowance for losses on foreclosed properties for the three months and nine months ended September 30 were:

In thousands                                                                  Three Months                  Nine Months
                                                                          1994            1993           1994            1993
Beginning balance                                                       $9,166         $12,546        $ 5,574         $10,264
Write-downs                                                               (156)         (1,402)          (801)         (8,666)
Provision for foreclosed properties                                        979               -           (323)          7,500
Allowance from acquisitions                                                  -               -          5,539           2,046
  Net increase (decrease)                                                  823          (1,402)         4,415             880
Ending balance                                                          $9,989         $11,144        $ 9,989         $11,144

(9)  Short-Term Borrowings
Borrowings, exclusive of deposits, with maturities of less than one year at September 30 were:

In thousands                                              1994            1993
Federal funds purchased                             $1,522,138      $  438,665
Securities sold under repurchase agreements            231,368         813,631
Commercial paper                                           132             222
Notes payable                                          149,347         104,202
U.S. Treasury demand notes                                   -           3,278
Other                                                    2,064         146,684
  Total short-term borrowings                       $1,905,049      $1,506,682

The Corporation paid $235,134,000 and $226,120,000 in interest on deposits and short-term borrowings in the first nine months of 1994 and 1993, respectively.


(10)  Long-Term Debt
Long-term debt at September 30 included:

In thousands                                                                      1994            1993
8 1/4% Subordinated notes due 2002                                              $125,000        $125,000
8 5/8% Subordinated notes due 1998                                                49,963          49,953
7 - 10 1/2% Mortgage indebtedness maturing through 2009                           12,378          13,387
6 - 14% Capital lease obligations maturing through 2006                            1,502           2,085
4 1/8 - 6 1/4% Federal Home Loan Bank obligations payable through 2008            11,109               -
4 3/4 - 9 1/2% Collateralized mortgage obligation bonds maturing through 2019     18,612               -
5% Convertible subordinated debentures due 1994                                        -             134
  Total long-term debt                                                          $218,564        $190,559

The Corporation made payments of $15,126,000 and $15,431,000 in interest on long-term debt in the first nine months of 1994 and 1993, respectively. There were no new capital lease agreements in the third quarter of 1994.


(11)  Income Taxes
The current and deferred components of income tax expense allocated to continuing operations in the accompanying consolidated statements of income for the three months and nine months ended September 30 were:

In thousands                                                                  Three Months                   Nine Months
                                                                          1994            1993           1994            1993
Current:
  Federal                                                              $23,986         $15,529        $61,171         $42,083
  State and local                                                          620             (81)         1,502            (954)
    Total current tax expense                                           24,606          15,448         62,673          41,129
Deferred:
  Federal                                                               (1,609)          1,125            489           3,269
  State and local                                                         (138)            357            175            (557)
    Total deferred tax expense (benefit)                                (1,747)          1,482            664           2,712
Total income tax expense                                               $22,859         $16,930        $63,337         $43,841

The differences between the amounts computed by applying the statutory federal income tax rate to income before income taxes and the actual income tax expense allocated to operations for the three months and nine months ended September 30 were:

Dollars in thousands                                                          Three Months                   Nine Months
                                                                          1994            1993           1994            1993
Income before income taxes                                             $66,463         $54,083       $190,031        $145,598
Tax expense at statutory rate                                           23,262          18,929         66,511          50,959
Increase (decrease) in taxes resulting from:
  Tax-exempt interest and dividends                                     (1,861)         (2,053)        (5,419)         (6,511)
  Nondeductible interest expense                                           119             126            331             417
  Amortization of goodwill                                                 827             297          1,333             796
  State income taxes                                                       314            (180)         1,090             (10)
  Adoption of new accounting standard                                        -               -              -            (540)
  Deferred tax effect of tax rate change                                     -          (1,557)             -          (1,557)
  Other - net                                                              198           1,368           (509)            287
    Total decrease in taxes                                               (403)         (1,999)        (3,174)         (7,118)
Total income tax expense                                               $22,859         $16,930       $ 63,337        $ 43,841
Effective tax rate                                                        34.4%           31.3%          33.3%           30.1%

The Corporation made income tax payments of $56,405,000 and $43,286,000 during the first nine months of 1994 and 1993, respectively. At September 30, 1994, the Corporation had a net deferred tax asset of $99,430,000. There was no valuation allowance relating to the tax asset. Crestar has sufficient taxable income in the available carryback periods and future taxable income from reversing taxable differences to realize its deferred tax assets. Management believes, based on the Corporation's history of generating significant earnings and expectations of future earnings, that it is more likely than not that all recorded deferred tax assets will be realized.


(12)  Earnings Per Share
Average common and common equivalent shares used in the determination of earnings per share for the three months and nine months ended September 30 were:

In thousands                                                                  Three Months                   Nine  Months
                                                                          1994            1993           1994            1993
Primary                                                                 38,063          38,154         37,933          37,429
Plus assumed conversion of debentures                                        -              14              -              15
Other                                                                        -               6             20              36
Fully diluted                                                           38,063          38,174         37,953          37,480

Primary earnings per share are computed by dividing net income applicable to common shares by the weighted average number of common shares outstanding during the period, including average common equivalent shares attributable to dilutive stock options. Fully diluted earnings per common share are computed using average common shares, including the maximum dilutive effect of average common equivalent shares, increased by the number of shares that would result from assuming that the 5% convertible subordinated debentures were converted into common stock at the beginning of the applicable period and using net income increased by interest and amortization of debt issuance expense, net of tax effect, relating to those debentures. Net income for 1993 is further reduced by the dividends applicable to the Series B preferred stock. The following table provides the net adjustment to net income:

In thousands                                                                  Three Months                   Nine Months
                                                                          1994            1993           1994            1993
Interest and amortization of debt issuance expense                         $ -           $   2            $ 2         $     5
Tax effect                                                                   -              (1)            (1)             (2)
Preferred dividends, Series B                                                -            (618)             -          (1,856)
Net adjustment to net income                                               $ -           $(617)           $ 1         $(1,853)

In the first nine months of 1994 and 1993, $113,000 and $2,000 of subordinated debentures were converted into 12,210 and 216 shares of common stock, respectively.


(13)  Condensed Crestar Financial Corporation (Parent) Information
The following shows the Parent's Condensed Balance Sheets at September 30:

In thousands                                                              1994            1993
Cash in banks                                                       $   40,765      $   32,975
Securities held to maturity                                             11,569          12,240
Securities available for sale                                           34,164               -
Money market investments                                                 4,973          94,835
Securities purchased under agreements to resell                         97,521          50,000
Notes receivable from subsidiaries                                     175,000         176,000
Investments in subsidiaries:
  Bank subsidiaries                                                  1,121,887       1,042,732
  Non-bank subsidiaries                                                  7,822           7,798
Other assets                                                            12,406          12,597
  Total Assets                                                      $1,506,107      $1,429,177
Commercial paper                                                    $      132      $      222
Master notes                                                           149,347         104,203
Securities sold to subsidiary under repurchase agreements                2,653           3,574
Other liabilities                                                       62,253          51,176
Long-term debt                                                         174,963         175,087
Total shareholders' equity                                           1,116,759       1,094,915
  Total Liabilities and Shareholders' Equity                        $1,506,107      $1,429,177

The Parent's Condensed Statements of Income for the three months and nine months ended September 30 were:

In thousands                                                                 Three Months                    Nine Months
                                                                          1994            1993           1994            1993
Cash dividends from bank subsidiaries                                  $16,595         $12,462       $ 53,705        $ 33,676
Interest from subsidiaries                                               3,668           3,687         10,947          10,965
Interest on securities held to maturity and available
  for sale                                                                 417             236            859           1,339
Income on money market investments                                          61             715            332           1,338
Interest on securities purchased under agreements
  to resell                                                              1,196             527          3,107           2,254
Other income                                                                 1               -            134              41
Securities losses                                                         (145)           (365)          (145)         (1,859)
  Total income                                                          21,793          17,262         68,939          47,754
Interest on short-term borrowings                                        1,353             749          3,010           2,080
Interest on long-term debt                                               3,659           4,030         10,976          12,100
Other expense                                                              389             350          1,931             952
  Total expense                                                          5,401           5,129         15,917          15,132
Income before income taxes and equity in
  undistributed net income of subsidiaries                              16,392          12,133         53,022          32,622
Income tax benefit                                                        (235)           (130)          (601)         (1,568)
Income before equity in undistributed net income of
  subsidiaries                                                          16,627          12,263         53,623          34,190
Equity in undistributed net income of subsidiaries                      26,977          24,890         73,071          67,567
Net Income                                                             $43,604         $37,153       $126,694        $101,757

(14)  Commitments and Contingencies
In the normal course of business, there are outstanding commitments and contingent liabilities and other financial instruments that are not reflected in the accompanying consolidated financial statements. These include commitments to extend credit, standby letters of credit, interest rate caps, floors and collars, interest rate swaps, and forward contracts. No material losses are expected to result from these transactions.


Commercial lines of credit are established for a potential borrower as an indication of the aggregate amount of outstanding loans that the banks are willing to extend. Sometimes these lines of credit are supported by balances left on deposit, investment securities, real estate or inventory. Loan advances made under such lines usually do not extend beyond the borrower's fiscal year. Such advances are normally given for working capital purposes and require repayment within twelve months.

Formal long-term commitments are made under legal and binding agreements for which the borrower pays a commitment fee. These agreements typically contain clauses that permit cancellation of the commitment in the event of credit deterioration of the borrower. Crestar's outstanding standby letters of credit amounted to approximately $380.0 million at September 30, 1994 and $402.6 million at September 30, 1993. At September 30, 1994, approximately $23.9 million of these standby letters of credit were participated to other financial institutions.

The Corporation services mortgage loans other than those included in the accompanying consolidated financial statements and, in some cases, accepts a recourse liability on the serviced loans. At September 30, 1994, Crestar serviced a total of $849.4 million of loans for which it had accepted a recourse liability. Of this amount, approximately $496.1 million was insured by agencies of the Federal government or private insurance companies. In addition, at September 30, 1994, Crestar had forward contracts totaling $331.9 million outstanding as hedges of lending commitments.

As a financial institution, Crestar entails a degree of interest rate risk as a provider of banking services to its customers. This risk can be managed through derivative interest rate contracts, such as interest rate swaps, caps and floors. Changes in the fair value of such derivatives are generally offset by changes in the implied fair value of the underlying hedged asset or liability. As hedges against interest rate risk at September 30, 1994, Crestar was participating in interest rate (fixed receive) swaps having a notional value of $1.64 billion. Of these interest rate swaps, $1.48 billion were used to convert certain variable rate commercial and real estate loans to fixed rates, and $150 million were used to convert variable rate securities to fixed rates. An additional $10 million in interest rate swaps were used to convert specifically identified time deposits to variable rates in order to lock in a spread on the variable rate assets which they fund. Notional balances of $876.2 million of the above swaps were indexed amortizing swaps, whose notional value amortizes more slowly as rates rise. Unrealized gains and unrealized losses on interest rate swap contracts utilized as hedges were $2.2 million and $63.8 million, respectively, as of September 30, 1994.

Crestar also had a notional amount outstanding of $200 million of interest rate floor agreements on September 30, 1994 to minimize interest rate risk associated with variable rate assets. Unrealized gains on these floor agreements approximated $58,000 as of September 30, 1994.

The notional amount of these over-the-counter traded interest rate swaps and floors does not represent Crestar's credit exposure, which the Corporation believes is a combination of current replacement cost plus an amount for additional market movement. At September 30, 1994, such estimated credit exposure was $33.5 million. Four counterparties constituted 30%, 18%, 13% and 10% of the estimated credit exposure at September 30, 1994; no other counterparties represented 10% or more of the estimated credit exposure at September 30, 1994.

The average expected maturity at September 30, 1994 was 1.6 years for interest rate swaps and 0.3 years for interest rate floors used by Crestar as hedge instruments. The average fixed rate for these swaps was 5.88%. The interest rate floors used by Crestar as hedges against interest rate risk are tied to the London Inter-Bank Offered Rate (LIBOR). The average strike rate at September 30, 1994 for these interest rate floors was 5.50%.

Crestar serves as a financial intermediary in interest rate swap, cap, floor and collar agreements, and at September 30, 1994 had aggregate notional amounts outstanding of $148.9 million in offsetting swap, $73.1 million in offsetting cap, $57.6 million in offsetting floor, and $52.5 million in offsetting collar agreements.

Certain litigation is pending against Crestar. Management, after reviewing this litigation with legal counsel, is of the opinion that these matters, when resolved, will not have a material effect on the accompanying consolidated financial statements.


(15)  New Accounting Standards
Effective January 1, 1994, Crestar adopted Statement of Financial Accounting Standards No. 115 (SFAS 115), "Accounting for Certain Investments in Debt and Equity Securities." In accordance with SFAS 115, securities are classified as either securities held to maturity, securities available for sale or trading account securities. Securities held to maturity are carried at amortized cost, as the Corporation has the ability and positive intent to hold these securities to maturity. Trading account securities are carried at fair value as they are intended to be sold in the near term: trading securities are classified as money market investments on the Corporation's Consolidated Balance Sheets. Securities available for sale are carried at fair value and represent securities not classified as held to maturity or as trading account securities.

With the adoption of SFAS 115, unrealized holding gains and losses on securities available for sale are excluded from the Consolidated Statements of Income and reported, net of tax, as a separate component of shareholders' equity. On January 1, 1994, securities having an amortized cost of $2.932 billion, and a fair value of $2.983 billion, were classified as securities available for sale. The initial effect of adoption of SFAS 115 was an increase in shareholders' equity of $32.2 million, which was the amount, net of tax, by which the fair value of securities available for sale exceeded the amortized cost of such securities on January 1, 1994.

At September 30, 1994, on an after-tax basis, the amortized cost of securities available for sale exceeded the fair value of such securities by $30.8 million. The net unrealized gain or loss of securities available for sale, which is recorded as a component of shareholders' equity, will continue to be subject to change in future periods due to fluctuations in market value, acquisition activities, and sales, purchases, maturities and calls of securities classified as available for sale.

In accordance with SFAS 115, the Corporation's consolidated financial statements for periods prior to January 1, 1994 have not been retroactively changed to conform to current securities classifications. Prior to January 1, 1994, investment securities which management intended to sell as a part of its asset/liability management strategy, or that may have been sold in response to changes in interest rates, prepayment risk or other similar factors, were classified as securities held for sale, and were stated at the lower of aggregate amortized cost or market value. All other investment securities were accounted for in a manner similar to securities held to maturity or trading account securities.

Statement of Financial Accounting Standards No. 112 (SFAS 112), "Employers' Accounting for Postemployment Benefits," was adopted by Crestar on January 1, 1994. Under SFAS 112, benefits provided to inactive or former employees before retirement are accrued during the period of active employment, rather than being expensed as paid. For Crestar, such benefits consist principally of short-term disability benefits. Adoption of SFAS 112 resulted in a pre-tax charge to employee benefit expense of $1.8 million in the first quarter of 1994. Postemployment benefits expense for periods prior to January 1, 1994 has not been restated.